As filed pursuant to Rule 424(b)(5)
Registration No. 333-239706

PROSPECTUS SUPPLEMENT

(To prospectus dated July 14, 2020)

Aeglea BioTherapeutics, Inc.

10,752,688 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 17,372,312 Shares of Common Stock

We are offering directly 10,752,688 shares of our common stock and pre-funded warrants to purchase 17,372,312 shares of common stock in lieu of common stock to certain investors that so choose pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrants.

The pre-funded warrants will be immediately exercisable, subject to the limitations described in the section “Description of Pre-Funded Warrants—Exercisability,” and may be exercised at any time after their original issuance. The purchase price of each pre-funded warrant sold in this offering will be equal to the price at which a share of common stock is sold in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will equal $0.0001 per share.

Our common stock is quoted on The Nasdaq Global Market under the symbol “AGLE.” On May 4, 2022, the last reported sales price for our common stock was $1.56 per share. We do not intend to list the pre-funded warrants on The Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

We are a “smaller reporting company” as defined under Rule 405 of the Securities Act of 1933, as amended, and as such, we have elected to comply with certain reduced public company reporting requirements.

An investment in our securities involves a high degree of risk. Please read “Risk Factors” on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have engaged JonesTrading Institutional Services LLC, which we refer to as the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below. See “Plan of Distribution” beginning on page S-24 of this prospectus supplement for more information regarding these arrangements.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$1.60	$1.5999	$45,000,000
Placement agent fees(1)	$0.06756	$0.06756	$1,900,000
Proceeds to us, before expenses	$1.53244	$1.53234	$43,100,000

(1)	We have also agreed to reimburse the placement agent for certain expenses. See “Plan of Distribution.”

Delivery of the securities is expected to be made on or about May 9, 2022.

Prospectus supplement dated May 5, 2022

Prospectus Supplement

Prospectus

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About this Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, as well as the additional information described in this prospectus supplement under “Where You Can Find More Information.” This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein. However, if any statement in one of these documents is inconsistent with a statement in another document with a later date that is incorporated by reference herein, the statement in the document having the later date modifies and supersedes the earlier statement.

Neither we nor the placement agent have authorized anyone to provide you with any information or to make any representation, other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, which together we sometimes refer to generally as the prospectus, or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. Neither we nor the placement agent take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, shares of our common stock and pre-funded warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock and pre-funded warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and pre-funded warrants and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context indicates otherwise, as used in this prospectus supplement and the accompanying prospectus, the terms “Company,” “Aeglea,” “Registrant,” “we,” “us” and “our” refer to Aeglea BioTherapeutics, Inc., a Delaware corporation, and its subsidiaries, taken as a whole, unless otherwise noted. “Aeglea” and all product candidate names are our common law trademarks. This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain additional trade names, trademarks and service marks of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

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Prospectus Summary

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our securities, you should carefully read the entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including the risk factors and the financial statements and related notes included or incorporated by reference herein and therein.

Company Overview

We are a clinical-stage biotechnology company redefining the potential of human enzyme therapeutics to benefit people with rare metabolic diseases with limited treatment options. We believe our expertise in enzyme science, bioengineering and rare disease drug development coupled with an approach focused on diseases with unmet medical needs enables us to develop medicines with the potential to transform the lives of patients and families with rare metabolic diseases.

We employ a distinctive platform to fuel our innovative pipeline of human enzymes, which we believe reduces key risks throughout the development process and provides a greater likelihood of clinical success and commercial adoption.

Our mission is to provide transformative therapies to patient communities who have inadequate or no therapeutic options available to address these debilitating diseases. Driven by this purpose and urgent patient need, we have taken a focused approach to the selection and development of novel assets into clinical evaluation that is guided by defined strategic considerations:

•	Clear, urgent unmet medical need

•	Rigorous preclinical data and strong scientific rationale

•	Mechanistic opportunity to create or enhance enzymatic activity through novel engineering

•	Meaningful and sustainable commercial opportunities

•	Potential to be first in class or best in class, with little competition

Our Development Programs

Pegzilarginase in Arginase 1 Deficiency

Our lead product candidate, pegzilarginase, is a recombinant human arginase 1 that is engineered to enzymatically degrade the amino acid arginine to lower arginine levels in patients with Arginase 1 Deficiency. We engineered pegzilarginase with modifications that enhance the stability and arginine-degrading activity of the enzyme in human plasma. For Arginase 1 Deficiency, which is a rare progressive disease, that presents in early childhood and results in severe complications and early mortality, we believe pegzilarginase may reduce the harmful metabolic effects caused by the accumulation of high levels of arginine and other arginine-derived metabolites. We have submitted a Biologics License Application, or BLA, to the U.S. Food and Drug Administration, or FDA, for pegzilarginase for the treatment of Arginase 1 Deficiency and are continuing to evaluate pegzilarginase in an open-label extension of our PEACE (Pegzilarginase Effect on Arginase 1 Deficiency Clinical Endpoints) Phase 3 trial and a Phase 2 open-label trial.

PEACE is a single, global, randomized, double-blind, placebo-controlled trial designed to assess the effects of treatment with pegzilarginase versus placebo over a 24 week double-blind treatment period with a primary endpoint of statistically significant plasma arginine reduction from baseline. The primary endpoint assesses the effectiveness of pegzilarginase in lowering plasma arginine levels, given the evidence that plasma arginine control has the potential to improve the clinical status and slow disease progression in patients with Arginase 1 Deficiency. Secondary endpoints included clinical outcome assessments focused primarily on mobility, including the Gross Motor Function Measure Part E, or GMFM-E, which measures changes in walking, running and jumping, and 2 Minute Walk Test, or 2MWT, which measures the distance a patient walks in two minutes, in addition to safety and pharmacokinetics.

PEACE enrolled 32 patients aged two years and older, who had plasma arginine levels greater than 250 µM and a baseline deficit in at least one clinical response assessment. Patients enrolled in the trial were randomized on a two-to-one basis to receive weekly infusions of pegzilarginase (0.1 mg/kg), or placebo for the double-blind treatment period. Dose adjustments during this period were allowed in order to optimize plasma arginine control for levels outside the range of 50 to 150 µM. Patients remained on current disease management for the duration of the PEACE Phase 3 trial. Upon completion of the 24-week treatment period, patients were eligible to participate in a long-term extension study of pegzilarginase, with all 31 patients who completed the double-blind period continuing into the long-term extension study.

We announced the topline data from the double-blind placebo-controlled portion of our PEACE Phase 3 trial in December 2021 and are currently conducting a long-term extension study to continue to evaluate the safety and efficacy of pegzilarginase. Pegzilarginase is believed to be the first-ever investigative therapy that directly addresses the high arginine levels that are believed to be the key drivers of this devastating disease for patients with Arginase 1 Deficiency.

The primary endpoint for the PEACE Phase 3 trial was met with a statistically significant reduction in plasma arginine from baseline after 24 weeks of treatment with pegzilarginase (p value <0.0001). Normal plasma arginine levels (40-115µM) were achieved in 90.5% of pegzilarginase treated patients compared to no patients in the placebo arm. In addition, plasma arginine reduction was accompanied by a positive trend in GMFM-E (p value =0.1087), one of two key clinical assessments of patient mobility that were evaluated equally in the statistical analysis of the key secondary endpoint.

On April 11, 2022, we announced additional data from our ongoing PEACE Phase 3 trial. Data from the PEACE Phase 3 trial to date are summarized as follows:

•	Primary endpoint was achieved with a highly statistically significant 76.7% reduction in mean plasma arginine in pegzilarginase treated patients (p<0.0001) compared to the placebo arm.

•	Normal plasma arginine levels (40-115µM) were achieved in 90.5% of pegzilarginase treated patients compared to no patients in the placebo arm.

•	Accompanying improvements in the key secondary mobility assessment endpoint in pegzilarginase treated patients compared to the placebo arm.

•	GMFM-E: The least squares mean score improved by 4.2 units for pegzilarginase treated patients and worsened by 0.4 units in the placebo arm (p=0.1087), establishing a positive trend.

•	2MWT: The least squares mean distance increased 7.4 meters in pegzilarginase treated patients and 1.9 meters in the placebo arm (p=0.5961).

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Pegzilarginase was well-tolerated and safety data were consistent with results from previous clinical trials. Adverse events were generally mild to moderate in severity. There were no study discontinuations due to adverse events.

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In an analysis of individual patients that were Gross Motor Function Classification System (GMFCS) Level I-III with predefined clinical response criteria there were clinically important differences between the pegzilarginase treated patients (n=17) and the placebo arm (n=9).

•	Eleven pegzilarginase treated patients (65%) reached or exceeded prespecified response criteria for at least one mobility assessment compared to four patients (44%) in the placebo arm.

•	Eight pegzilarginase treated patients (47%) met or exceeded prespecified clinical response criteria for at least two of the mobility outcomes compared to no patients in the placebo arm.

•	Six of the pegzilarginase treated patients reaching the clinical response threshold for at least two mobility outcomes also showed no worsening on any other endpoints.

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In a post hoc analysis correcting for a missed assessment that was improperly scored as 0 rather than “not assessed,” the least squares mean Gross Motor Function Measure Part D score improved from baseline by 2.25 units compared to the placebo arm (p=0.0896).

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Pegzilarginase treated patients also showed statistically significant biochemical improvements in measures of ornithine and guanidino compounds compared to the placebo arm, consistent with the pegzilarginase mechanism of action.

On February 28, 2022, we participated in a Type B Guidance – Breakthrough Therapy Meeting, or the February Meeting, with the FDA regarding our product candidate, pegzilarginase. In the minutes of the February Meeting, the FDA noted that while the data presented in the PEACE Phase 3 trial overall appeared promising and hypothesis-generating, it disagreed that the efficacy results provide substantial evidence of effectiveness for pegzilarginase. The FDA reiterated the need to generate evidence of effectiveness of the product candidate through an additional randomized placebo-controlled trial of a duration longer than 24 weeks given that efficacy data based on effort-dependent clinical outcome assessments and related endpoints have a high potential for bias and that the BLA submission was not reasonable at this time.

In April 2022 we announced that after careful consideration and further review of the efficacy and safety data from the ongoing PEACE Phase 3 trial, including the updated efficacy data from that trial and long-term safety data from the pegzilarginase program, we submitted a BLA to the FDA in order to provide all the study results for the FDA to review in detail.

In March 2021, we entered into a license and supply agreement, or Immedica Agreement, with Immedica Pharma AB, or Immedica, in which Immedica acquired the product rights for commercialization of pegzilarginase in the European Economic Area, United Kingdom, Switzerland, Andorra, Monaco, San Marino, Vatican City, Turkey, Saudi Arabia, United Arab Emirates, Qatar, Kuwait, Bahrain, and Oman. The Immedica Agreement includes an upfront payment of $21.5 million from Immedica and development services provided to Immedica, up to $3.0 million. Under the terms of the Immedica Agreement, we are eligible to receive additional payments of up to approximately $125.0 million in regulatory and commercial milestone payments, assuming an exchange rate of $1.13 to €1.00. Additionally, we are entitled to receive royalties in the mid-20 percent range on net sales of the product in countries included in the Immedica Agreement. We will continue to be responsible for certain clinical development activities and the manufacturing of pegzilarginase and will retain commercialization rights in the United States and the rest of the world. For more information on the Immedica Agreement, see Note 7 to our unaudited condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the period ended March 31, 2022.

AGLE-177 in Homocystinuria

Our second product candidate, AGLE-177, is a novel PEGylated, or polyethylene glycol modified, human enzyme engineered to degrade free homocysteine and homocystine in patients with Homocystinuria, a serious metabolic disorder characterized by elevated plasma homocysteine which leads to a wide range of life-altering complications and reduced life expectancy. We engineered AGLE-177 by directed mutagenesis of amino acids within cystathionine g-lyase, resulting in a molecule that has high substrate specificity for homocysteine and homocystine but not for the native substrate, cystathionine. For Homocystinuria due to cystathionine b-synthase, or CBS, enzyme deficiency, which is the most common form of an inherited disorder of methionine metabolism that results in elevated homocysteine and homocystine, we believe AGLE-177 may reduce the adverse impact of CBS enzyme deficiency in the transsulfuration pathway by providing an alternate pathway for enzymatic degradation of high plasma total homocysteine levels.

We are currently conducting a Phase 1/2 clinical trial for the treatment of patients with Homocystinuria to assess the safety and clinical activity of AGLE-177. The primary objective of the trial is to evaluate the safety and tolerability of AGLE-177 in patients with Homocystinuria. As a secondary objective, the trial will also characterize the pharmacokinetics and pharmacodynamics relationship of AGLE-177 after single and multiple doses following intravenous and subcutaneous administration, as well as the magnitude of change in plasma total homocysteine, or tHcy. We plan to enroll 16 to 20 patients in the US, Australia, and United Kingdom diagnosed with Homocystinuria, aged 12 years or older with plasma homocysteine levels greater than 80 μM. Patients will be dosed once weekly for four weeks, with four patients planned in each of the four dosing cohorts and an option to include a fifth cohort as needed. We announced the dosing of the first patient in June 2021 and subsequently completed dosing in the 0.15 mg/kg intravenous cohort in 2021. AGLE-177 was well tolerated with no safety concerns and data from the first cohort showed reductions in total homocysteine in all patients. Following the results from the first cohort, we advanced to the next cohort at a once weekly subcutaneous dose of 0.45 mg/kg and have begun dosing patients in this cohort. We expect to report initial clinical data from the Phase 1/2 trial in the second half of 2022.

AGLE-325 in Cystinuria

Our third program, AGLE-325 for Cystinuria, is in preclinical development and ongoing IND-enabling activities. Cystinuria is a rare genetic disease characterized by frequent and recurrent kidney stone formation requiring multiple procedural interventions, and by an increased risk of chronic kidney disease. Cystinuria occurs due to genetic mutations in an amino acid transporter that leads to increased amounts of cystine in the urine. This results in high cystine concentrations in the urine and formation of kidney stones. As such, we engineered AGLE-325 to reduce plasma cystine and cysteine levels with accompanying reductions in urine cystine concentrations as an approach to inhibit both cystine crystal and kidney stone formation.

We presented preclinical data on AGLE-325 demonstrating reduced kidney stone formation in a preclinical model of Cystinuria. Given the compelling preclinical data and the limitations of current disease management approaches, we plan to advance AGLE-325 through IND-enabling activities in 2022 and potential subsequent initiation of clinical development.

Corporate Information

We were formed as a limited liability company under the laws of the State of Delaware in December 2013 and converted to a Delaware corporation in March 2015. Our principal executive offices are located at 805 Las Cimas Parkway, Suite 100, Austin, Texas 78746, and our telephone number is (512) 942-2935. Our website address is www.aegleabio.com. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement.

Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act. We will remain a smaller reporting company until the last day of the fiscal year in which the aggregate market value of our common stock that is held by non-affiliates is at least $250 million or the last day of the fiscal year in which we have at least $100 million in revenue and the aggregate market value of our common stock that is held by non-affiliates is at least $700 million (in each case, with respect to the aggregate market value of our common stock held by non-affiliates, as measured as of the last business day of the second quarter of such fiscal year).

The Offering

Common Stock Offered by Us	10,752,688 shares.

Pre-Funded Warrants Offered by Us	We are also offering, in lieu of common stock to certain investors, pre-funded warrants to purchase 17,372,312 shares of common stock. The purchase price of each pre-funded warrant will equal the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. Each pre-funded warrant will be exercisable at any time after the date of issuance, subject to an ownership limitation. See “Description of Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrants.

Common Stock to be Outstanding After this Offering	61,172,510 shares.

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $42.7 million, after deducting the placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds of this offering, together with our existing cash resources, to fund the Company’s activities related to our ongoing Biologics License Application submission for pegzilarginase and its potential commercialization in the United States for patients with Arginase 1 Deficiency, advance the clinical development of AGLE-177 through its Phase 1/2 clinical trial and prepare for a potential Phase 3 trial for the treatment of patients with Homocystinuria, and to advance AGLE-325 for Cystinuria through IND-enabling activities, and the remainder to fund continued research and development, manufacturing, working capital and general corporate purposes.

See “Use of Proceeds.”

Risk Factors	Investing in our securities involves significant risks. See “Risk Factors,” beginning on page S-7, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Nasdaq Global Market Symbol	“AGLE”

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 49,419,873 shares of common stock outstanding as of March 31, 2022 and excludes the shares of common stock issuable upon exercise of the pre-funded warrants being offered by us in this offering, as well as:

•	8,651,145 shares of common stock issuable upon exercise of options outstanding as of March 31, 2022, with a weighted average exercise price of $6.43 per share;

•	16,610,328 shares of common stock issuable upon exercise of pre-funded warrants outstanding as of March 31, 2022, with an exercise price of $0.0001 per share;

•	190,000 shares of common stock subject to restricted stock units, or RSUs, outstanding as of March 31, 2022;

•	85,000 shares of common stock issuable upon exercise of options granted after March 31, 2022, with a weighted average exercise price of $1.90 per share; and

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3,438,384 shares of common stock reserved and available for future issuance as of March 31, 2022, under our equity incentive plans, consisting of (1) 1,374,653 shares of common stock reserved and available for issuance under our 2016 Equity Incentive Plan as of March 31, 2022 (which number is prior to the options granted after March 31, 2022 in the preceding bullet), (2) 1,303,731 shares of common stock reserved for issuance under our 2016 Employee Stock Purchase Plan as of March 31, 2022 and (3) 760,000 shares of common stock reserved for issuance under our 2018 Equity Inducement Plan as of March 31, 2022.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or warrants and no exercise of the pre-funded warrants we are offering to certain investors.

Risk Factors

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described below together with all of the risks, uncertainties and assumptions discussed under Part II, Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2022, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, or SEC, in the future, including in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. If any of the risks incorporated by reference or set forth below occurs, our business, operations, financial condition and prospects could suffer significantly. As a result, you could lose some or all of your investment in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, operations, financial condition and prospects, or cause the value of our common stock to decline.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management has broad discretion in the application of the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Our management could spend the net proceeds from this offering in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If you purchase securities sold in this offering you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in the future.

Since the price per share of our common stock being offered is higher than the net tangible book value per share of our common stock, you will suffer dilution with respect to the net tangible book value of the shares of common stock you purchase in this offering. Based on a public offering price of $1.60 per share and our net tangible book value as of March 31, 2022, if you purchase shares of common stock in this offering, you will not suffer any immediate dilution. However, if outstanding options or warrants, or the pre-funded warrants offered hereby, are exercised, you could experience dilution. See “Dilution” for a more detailed discussion of the dilution you may incur if you purchase securities in this offering.

Future sales of our common stock in the public market could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock and make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

We may raise money through additional public or private offerings of our equity securities or equity-linked securities. For example, in April 2020, we entered into an “at the market offering” program with JonesTrading Institutional Services LLC pursuant to which we may sell shares of our common stock from time to time, subject to certain conditions. Any sales of our equity or equity-linked securities could have a material adverse effect on the market price of our common stock.

Certain holders of our common stock have rights, subject to conditions, to require us to file registration statements covering their shares, or to include their shares in registration statements under the Securities Act, that we may file for ourselves or other stockholders. Once we register these shares, they can be freely sold in the public market. Moreover, we have also registered under the Securities Act shares of common stock that we may issue under our equity compensation and inducement plans.

In addition, we have a significant number of stock options and pre-funded warrants outstanding, and may also choose to issue additional common stock, or securities convertible into or exchangeable for common stock, in the future in connection with a financing, an acquisition, a litigation settlement, employee arrangements or otherwise. In the event that the outstanding options or warrants are exercised, or that we make additional issuances of common stock or other convertible or exchangeable securities, you could experience additional dilution. Furthermore, we cannot assure you that we will be able to issue shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our securities in the future may have rights superior to investors purchasing shares in this offering.

Our executive officers, directors and principal stockholders, if they choose to act together, will continue to have the ability to control all matters submitted to stockholders for approval.

We have a concentrated stockholder base and our executive officers and directors, combined with our stockholders who, to our knowledge, each own more than 5% of our outstanding common stock, in the aggregate, beneficially own shares representing a substantial number of our capital stock. To the extent any such existing stockholders buy additional securities in this transaction, this group’s ownership percentage may increase further. As a result, if these stockholders were to choose to act together, they may be able to control all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these persons, if they choose to act together, would control the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of ownership control may:

•	delay, defer or prevent a change in control;

•	entrench our management and the board of directors; or

•	impede a merger, consolidation, takeover or other business combination involving us that other stockholders may desire or may result in you obtaining a premium for your securities.

There is no public market for the pre-funded warrants being offered in this offering.

There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Global Market. Without an active market, the liquidity of the pre-funded warrants will be limited.

We will not receive a significant amount, or potentially any, additional funds upon the exercise of our pre-funded warrants; however, any exercise would increase the number of shares eligible for future resale in the public market and result in substantial dilution to our stockholders.

Prior to this offering, we have issued pre-funded warrants to purchase a total of 17,610,328 shares of our common stock, of which 1,000,000 have been exercised and 16,610,328 are currently outstanding. Each pre-funded warrant is exercisable for $0.0001 per share of common stock underlying such pre-funded warrant, which may be paid by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we will not receive a significant amount, or potentially any, additional funds upon the exercise of the pre-funded warrants. To the extent such pre-funded warrants are exercised, additional shares of common stock will be issued for nominal or no additional consideration, which will result in substantial dilution to the then existing holders of our common stock and will increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of the common stock, causing our stock price to decline.

Holders of pre-funded warrants purchased in this offering will have no rights as common stockholders until such holders exercise their pre-funded warrants and acquire our common stock.

Until holders of pre-funded warrants acquire shares of our common stock upon exercise of the pre-funded warrants, as applicable, holders of pre-funded warrants will have no rights with respect to the shares of our common stock underlying such pre-funded warrants, as applicable. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of our common stock may not be permitted to exercise pre-funded warrants that they hold.

A holder of a pre-funded warrant will not be entitled to exercise any portion of any pre-funded warrant which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99%, or 9.99% for certain holders, of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 4.99%, or 9.99% for certain holders, of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants, as applicable, unless such percentage is increased upon at least 61 days’ prior notice, but not in excess of 19.99%. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants.

Forward-Looking Statements

This prospectus supplement, the accompanying prospectus, and documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events.

Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, market size, potential growth opportunities, financing, use of proceeds, nonclinical and clinical development activities, efficacy and safety profile of our product candidates, the timing, plans and expected results of our current and future nonclinical studies and clinical trials, the length of time that we believe our existing cash resources will fund operations, the extent to which we will be able to advance development of our product candidates using the proceeds of this offering together with our existing cash resources, clinical and commercial collaboration with third-parties, the expected impact of the COVID-19 pandemic on our operations, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, our ability to maintain and recognize the benefits of certain designations received by product candidates, the achievement of clinical and commercial milestones, payments we may be entitled to receive under the Immedica Agreement, the advancement of our technologies and our proprietary product candidates, and other statements that are not historical facts.

You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in Part II, Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as well as those discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus. You are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date made.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Use of Proceeds

We estimate that the net proceeds of this offering will be approximately $42.7 million, after deducting the placement agent fees and estimated offering expenses. We will receive nominal proceeds, if any, from the exercise of the pre-funded warrants.

We intend to use the net proceeds of this offering, together with our existing cash resources to:

•

fund the Company’s activities related to our ongoing Biologics License Application submission for pegzilarginase and its potential commercialization in the United States for patients with Arginase 1 Deficiency,

•	advance the clinical development of AGLE-177 through its Phase 1/2 clinical trial and prepare for a potential Phase 3 trial for the treatment of patients with Homocystinuria, and

•	to advance AGLE-325 for Cystinuria through IND-enabling activities.

We expect to use any remaining net proceeds from this offering to fund continued research and development, manufacturing, working capital and general corporate purposes.

We believe that the estimated net proceeds from this offering, together with our available cash, cash equivalents, marketable securities, and restricted cash as of March 31, 2022, will be sufficient resources to fund our operations through the second quarter of 2023. We have based this estimate on assumptions that may prove to be incorrect, however, and we could deplete our capital resources sooner than we expect.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein, as well as the amount of cash used in our operations. As a result, our management will have broad discretion over the uses of the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus supplement and investors will be relying on the judgment of our management regarding the application of the proceeds. Pending these uses, we intend to invest the net proceeds in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or guaranteed obligations of the U.S. government.

Dividend Policy

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant.

Dilution

If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of March 31, 2022 was approximately $61.7 million, or $1.25 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2022. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 10,752,688 shares of our common stock and pre-funded warrants to purchase up to 17,372,312 shares of our common stock at the public offering price of $1.60 per share of common stock and $1.5999 per pre-funded warrant (which equals the public offering price per share of the common stock less the $0.0001 per share exercise price of each such pre-funded warrant) (and excluding shares of common stock issued and any proceeds received upon exercise of the pre-funded warrants or any resulting accounting associated with the pre-funded warrants) and after deducting placement agent fees and estimated offering expenses, our as adjusted net tangible book value as of March 31, 2022 would have been approximately $104.4 million, or $1.71 per share. This represents an immediate increase in net tangible book value of $0.46 per share to existing stockholders and immediate increase in net tangible book value of $0.11 per share to investors purchasing our common stock and pre-funded warrants in this offering at the public offering price. The following table illustrates this increase on a per share basis:

Public offering price per share		$1.60
Net tangible book value per share as of March 31, 2022	$1.25
Increase in net tangible book value per share attributable to investors purchasing our common stock and pre-funded warrants in this offering	$0.46
As adjusted net tangible book value per share after this offering		$1.71

Increase in net tangible book value per share to investors purchasing our common stock and pre-funded warrants in this offering		$0.11

If holders of our pre-funded warrants, including those issued in this offering, exercise the pre-funded warrants, the as adjusted net tangible book value per share of our common stock after giving effect to this offering would be $1.33 per share, and the dilution in net tangible book value per share to investors purchasing common stock in this offering would be $0.27 per share.

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 49,419,873 shares of common stock outstanding as of March 31, 2022 and excludes the shares of common stock issuable upon the exercise of the pre-funded warrants being offered by us in this offering, as well as:

•	8,651,145 shares of common stock issuable upon exercise of options outstanding as of March 31, 2022, with a weighted average exercise price of $6.43 per share;

•	16,610,328 shares of common stock issuable upon exercise of pre-funded warrants outstanding as of March 31, 2022, with an exercise price of $0.0001 per share;

•	190,000 shares of common stock subject to RSUs outstanding as of March 31, 2022;

•	85,000 shares of common stock issuable upon exercise of options granted after March 31, 2022, with a weighted average exercise price of $1.90 per share; and

•

3,438,384 shares of common stock reserved and available for future issuance as of March 31, 2022, under our equity incentive plans, consisting of (1) 1,374,653 shares of common stock reserved and available for issuance under our 2016 Equity Incentive Plan as of March 31, 2022 (which number is prior to the options granted after March 31, 2022 in the preceding bullet), (2) 1,303,731 shares of common stock reserved for issuance under our 2016 Employee Stock Purchase Plan as of March 31, 2022 and (3) 760,000 shares of common stock reserved for issuance under our 2018 Equity Inducement Plan as of March 31, 2022.

To the extent that outstanding options or warrants have been or may be exercised or other shares are issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to issue additional common stock, or securities convertible into or exchangeable for common stock, in the future. The issuance of these securities could result in further dilution for investors purchasing our common stock in this offering.

Description of Pre-Funded Warrants

The material terms and provisions of our common stock are described under the heading “Description of capital stock” starting on page 13 of the accompanying prospectus. The material terms and provisions of the pre-funded warrants being issued in this offering are summarized below and are qualified in their entirety by the full text of the pre-funded warrant agreement.

Form

The pre-funded warrants will be issued as individual warrant agreements to the investors. The form of pre-funded warrant will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Term

The pre-funded warrants do not expire.

Exercisability

The pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may elect to exercise the pre-funded warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant.

Exercise Limitations

Under the pre-funded warrants, we may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99%, or 9.99% for certain holders, of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 4.99%, or 9.99% for certain holders, of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price

The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.0001 per share of common stock. The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. The exercise price will not be adjusted below the par value of our common stock.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. We do not intend to list the pre-funded warrants on The Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

Fundamental Transactions

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, upon consummation of such a fundamental transaction, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant. In the event of certain distributions, including cash dividends, if any, to all holders of our common stock for no consideration, the holder of a pre-funded warrant shall be entitled to participate in such distributions to the same extent as if a holder of shares of our common stock, subject to not exceeding the ownership limitations described above under “—Exercise Limitations,” in which case such distribution shall be held in abeyance for the benefit of such holder until the earlier of such time as the ownership limitations would not be exceeded or the warrant is exercised.

Material United States Federal Income Tax Consequences for Investors in our Common Stock and Pre-Funded Warrants

The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock and pre-funded warrants acquired in this offering. This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the alternative minimum tax or Medicare Contribution tax and does not deal with state or local taxes, U.S. federal gift and estate tax laws, except to the limited extent provided below, or any non-U.S. tax consequences that may be relevant to Non-U.S. Holders (as defined below) in light of their particular circumstances.

Special rules different from those described below may apply to certain investors that are subject to special treatment under the Internal Revenue Code of 1986, as amended, or the Code, such as:

•	insurance companies, banks and other financial institutions;

•	tax-exempt organizations (including private foundations) and tax-qualified retirement plans;

•	foreign governments and international organizations;

•	broker-dealers and traders in securities;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	Non-U.S. Holders (as defined below) that own, or are deemed to own, more than 5% of our common stock (directly, indirectly or by attribution) or more than 5% of our pre-funded warrants;

•	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons that hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy;

•	U.S. Holders (as defined below) whose functional currency for U.S. tax purposes is not the U.S. dollar;

•	persons who do not hold our common stock or pre-funded warrants as “capital assets” within the meaning of Section 1221 of the Code (generally, for investment purposes); and

•	partnerships and other pass-through entities, and investors in such pass-through entities (regardless of their places of organization or formation).

Such investors are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Furthermore, the discussion below is based upon the provisions of the Code, and Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly retroactively, and are subject to differing interpretations which could result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or will not take a contrary position regarding the tax consequences described herein, or that any such contrary position would not be sustained by a court.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of our common stock or pre-funded warrants, other than a partnership or other pass-through entity, that is, for U.S. federal income tax purposes, (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock or pre-funded warrants that is not a U.S. Holder or a partnership or other pass-through entity for U.S. federal income tax purposes.

If you are an individual non-U.S. citizen, you may, in some cases, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. Generally, for this purpose, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year, are counted.

Resident aliens are generally subject to U.S. federal income tax as if they were U.S. citizens. Individuals who are uncertain of their status as resident or nonresident aliens for U.S. federal income tax purposes are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership or disposition of our common stock.

PERSONS CONSIDERING THE PURCHASE OF OUR COMMON STOCK OR PRE-FUNDED WARRANTS PURSUANT TO THIS OFFERING SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK AND PRE-FUNDED WARRANTS IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, INCLUDING ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES OR ANY U.S. FEDERAL NON-INCOME TAX CONSEQUENCES, AND THE POSSIBLE APPLICATION OF TAX TREATIES.

Characterization of the Pre-Funded Warrants for Tax Purposes

Although the characterization of the pre-funded warrants for U.S. federal income tax purposes is not entirely clear, because the exercise price of the pre-funded warrants is a nominal amount, we expect to treat the pre-funded warrants as our common stock for U.S. federal income tax purposes. Except where specifically noted below, the following discussion assumes our pre-funded warrants are treated as our common stock. Some portions of the below discussion make reference to potential consequences associated with the purchase, ownership and disposition of the pre-funded warrants independent of their potential characterization as common shares.

Our position with respect to the characterization of pre-funded warrants is not binding on the IRS and the IRS may treat the pre-funded warrants as warrants to acquire our common stock and, if so, the amount and character of your gain with respect to an investment in our pre-funded warrants could change. You should consult your tax advisor regarding the characterization of pre-funded warrants for U.S. federal income tax purposes, and the consequences to you of an investment in the pre-funded warrants based on your own particular facts and circumstances.

Tax Consequences to U.S. Holders

Distributions on Common Stock

As stated under “Dividend Policy,” we do not expect to make distributions on our common stock in the foreseeable future. In the event that we do make distributions of cash or other property, distributions paid on common stock will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits, and will be includible in your income as ordinary income when received. However, with respect to dividends received by individuals, such dividends are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. Holder’s tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. The tax treatment of such gain is further described in “—Sale or Other Disposition of Common Stock or Pre-Funded Warrants” below. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.

Sale or Other Disposition of Common Stock or Pre-Funded Warrants

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of common stock or pre-funded warrants will be capital gain or loss, and will be long-term capital gain or loss if you have held the common stock or pre-funded warrants for more than one year. The amount of the gain or loss will equal the difference between your tax basis in the common stock or pre-funded warrants disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Exercise of Pre-Funded Warrants

You generally will not be required to recognize income, gain or loss upon the exercise of a pre-funded warrant for common stock. Your tax basis in a share of common stock received upon exercise will be equal to the sum of (1) your tax basis in the pre-funded warrant and (2) the exercise price of the pre-funded warrant. If the pre-funded warrant is treated as our common stock, your holding period in the stock received upon exercise will include your holding period in the pre-funded warrants exchanged therefor.

Certain Adjustments to the Pre-Funded Warrants and Payments in Respect of the Pre-Funded Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of the pre-funded warrants, or an adjustment to the exercise price of the pre-funded warrants, may be treated as a constructive distribution to a U.S. Holder of the pre-funded warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of pre-funded warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the U.S. Holder of the pre-funded warrants generally should not be considered to result in a constructive distribution. Such constructive distribution would be treated as a dividend, return of capital or capital gain as described under the heading “U.S. Holder—Distributions on Common Stock” above. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on our common stock, constructive dividends on our pre-funded warrants, and gross proceeds on the sale or other disposition of our common stock and pre-funded warrants, unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Tax consequences to Non-U.S. Holders

For purposes of this discussion, a Non-U.S. Holder is a beneficial owner of our common stock or pre-funded warrants that, for U.S. federal income tax purposes, is neither a U.S. Holder (as defined above) nor a partnership or other pass-through entity. If you are not a Non-U.S. Holder, this section does not apply to you.

Distributions on Common Stock

As stated under “Dividend Policy,” we do not expect to make any distributions on our common stock in the foreseeable future. If we do make distributions on our common stock, however, such distributions made to a Non-U.S. Holder will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a Non-U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized as described below under the section titled “—Sale or Other Disposition of Common Stock and Pre-Funded Warrants.”

Any distribution on our common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if shares of our common stock are held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons, unless a specific treaty exemption applies. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

See also the section below titled “—Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Sale or Other Disposition of Common Stock and Pre-Funded Warrants

Subject to the discussion below under the section titled “—Backup Withholding and Information Reporting,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our common stock or pre-funded warrants unless (a) the gain is effectively connected with a trade or business of the holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (c) we are or have been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or the holder’s holding period in the common stock or pre-funded warrants.

If you are a Non-U.S. Holder described in (a) above, you will be required to pay tax on the net gain derived from the sale at the regular graduated U.S. federal income tax rates applicable to U.S. persons, unless a specific treaty exemption applies. Corporate Non-U.S. Holders described in (a) above may also be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you are an individual Non-U.S. Holder described in (b) above, you will be required to pay a flat 30% tax on the gain derived from the sale, which gain may be offset by certain U.S. source capital losses (even though you are not considered a resident of the United States), provided you have timely filed U.S. federal income tax returns with respect to such losses. With respect to (c) above, in general, we would be a U.S. real property holding corporation if interests in U.S. real estate comprised (by fair market value) at least half of our worldwide real property interests plus our other assets used or held for use in a trade or business. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation. However, there can be no assurance that we will not become a U.S. real property holding corporation in the future. Even if we are treated as a U.S. real property holding corporation, gain realized by a Non-U.S. Holder on a disposition of our common stock or pre-funded warrants will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly or constructively, no more than five percent of our common stock and pre-funded warrants at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the holder’s holding period and (2) our common stock is regularly traded on an established securities market. There can be no assurance that our common stock will continue to qualify as regularly traded on an established securities market.

Exercise of Pre-Funded Warrants

For certain Non-U.S. Holders engaged in the conduct of a trade or business in the United States, the U.S. federal income tax treatment of the exercise of a pre-funded warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a pre-funded warrant by a U.S. Holder, as described under “—Tax Consequences to U.S. Holders—Exercise of Pre-Funded Warrants” above. For all other Non-U.S. Holders, the exercise of a pre-funded warrant generally will not be a U.S. taxable event.

Certain Adjustments to the Pre-Funded Warrants and Payments in Respect of the Pre-Funded Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of the pre-funded warrants, or an adjustment to the exercise price of the pre-funded warrants, may be treated as a constructive distribution to a Non-U.S. Holder of the pre-funded warrants if, and to the extent that, such adjustment has the effect of increasing such Non-U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of pre-funded warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the Non-U.S. Holder of the pre-funded warrants generally should not be considered to result in a constructive distribution. Such constructive distribution would be treated as a dividend, return of capital or capital gain as described under the heading “Tax Consequences to Non-U.S. Holders—Distributions on Common Stock” above. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. Any distribution treated as a dividend would generally be subject to 30% U.S. withholding tax, as described in “—Distributions on Common Stock” above.

U.S. Federal Estate Tax

The estates of nonresident alien individuals generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our common stock and pre-funded warrants will be U.S. situs property and, therefore, will be included in the taxable estate of a nonresident alien decedent, unless an applicable estate tax treaty between the United States and the decedent’s country of residence provides otherwise. The terms “resident” and “nonresident” are defined differently for U.S. federal estate tax purposes than for U.S. federal income tax purposes. Investors are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of the ownership or disposition of our common stock or pre-funded warrants.

Backup Withholding and Information Reporting

Generally, we or certain financial middlemen must report information to the IRS with respect to any dividends we pay on our common stock or any constructive dividends deemed paid on the pre-funded warrants including the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person.

Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock or pre-funded warrants effected by or through a U.S. office of any broker, U.S. or non-U.S., unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise meets documentary evidence requirements for establishing non-U.S. person status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. If backup withholding is applied to you, you should consult with your own tax advisor to determine whether you have overpaid your U.S. federal income tax, and whether you are able to obtain a tax refund or credit of the overpaid amount.

Foreign Accounts

In addition to, and separately from the withholding rules described above, U.S. federal withholding taxes may apply under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments, including dividends to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends paid in respect of our common stock, constructive dividends deemed paid with respect to the pre-funded warrants or the gross proceeds of the disposition on our common stock or pre-funded warrants paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution agrees to undertake certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. The

30% federal withholding tax described in this paragraph cannot be reduced under an income tax treaty with the United States. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Regulations proposed by the U.S. Department of the Treasury (which may be relied upon pending finalization) would eliminate the requirement of withholding on gross proceeds.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK AND PRE-FUNDED WARRANTS, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS SUCH AS ESTATE AND GIFT TAX.

Plan of Distribution

Pursuant to a placement agent agreement dated as of May 5, 2022, we have engaged JonesTrading, which we refer to as the placement agent, to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus supplement and the accompanying prospectus. Under the terms of the placement agent agreement, the placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, but only to use its best efforts to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of the securities being offered hereby. There is no minimum amount of proceeds that is a condition to closing of this offering. We have entered into a securities purchase agreement directly with the institutional investors that purchase our securities in this offering. The securities purchase agreement will be included as an exhibit to a Current Report on Form 8-K that we intend to file with the SEC. Delivery of the securities offered hereby is expected to occur on or about May 9, 2022, subject to satisfaction of certain conditions.

Fees and Expenses

The following table shows the per share and total placement agent fees we will pay in connection with the sale of the securities in this offering, assuming the purchase of all of the securities we are offering.

Per share placement agent cash fee	$0.06756
Total placement agent cash fee(1)	$1,900,000

(1)	We have also agreed to reimburse the placement agent for certain expenses. See below.

We will also reimburse the placement agent’s reasonable and documented expenses in connection with this offering, including fees and expenses of outside counsel, in the amount of up to $60,000. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees and expenses, will be approximately $352,000.

Other Relationships

JonesTrading may, from time to time, engage in transactions with or perform services for us in the ordinary course of its business and may continue to receive compensation from us for such services, including its services in connection with the offer and sale of our common stock in one or more “at the market offerings” pursuant to our sales agreement with JonesTrading.

Lock-up Agreement

Pursuant to the securities purchase agreement, subject to certain exceptions, we have agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our common stock for a period of 10 days following the consummation of this offering.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the placement agent may be required to make with respect to any of these liabilities.

Determination of Offering Price

The offering price of the securities we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our common stock prior to the offering, among other things.

Other factors considered in determining the offering price of the securities we are offering include the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Nasdaq Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “AGLE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Legal Matters

The validity of the common stock offered hereby and certain legal matters in connection with this offering will be passed upon by Fenwick & West LLP, San Francisco, California. Certain legal matters with respect to the securities offered hereby will be passed upon for the placement agent by Duane Morris LLP, New York, New York.

Experts

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the securities offered hereby, reference is made to the accompanying prospectus and registration statement of which it is a part and the exhibits filed therewith. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the accompanying prospectus and the registration statement of which it is a part are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus for a copy of such contract or other document.

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices, 805 Las Cimas Parkway, Suite 100, Austin, TX 78746, during normal business hours.

Information about us is also available at our website at http://www.aegleabio.com. However, the information on our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

Incorporation of Information by Reference

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information we file later with the SEC will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and our other filings with the SEC. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus supplement and accompanying prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 8, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 5, 2022;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our Definitive Proxy Statement for our 2022 annual meeting of stockholders filed with the SEC on April 21, 2022;

•

Current Reports on Form 8-K filed on January  5, 2022, February  9, 2022, February  10, 2022, March  18, 2022 and April 12, 2022 (in each case, except for information contained therein which is furnished rather than filed); and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 28, 2016 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed Aeglea BioTherapeutics, Inc., Attn: Investor Relations, 805 Las Cimas Parkway, Suite 100, Austin, Texas 78746, telephone number (512) 942-2935. See the section of this prospectus supplement entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus supplement, or in a document of which all or a portion is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

PROSPECTUS

$400,000,000

Aeglea BioTherapeutics, Inc.

Common Stock, Preferred Stock,

Debt Securities, Warrants, Subscription Rights and Units

From time to time, we may offer up to $400,000,000 aggregate dollar amount of shares of our common stock or preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. The total amount of these securities will have an initial aggregate offering price of up to $400,000,000.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is traded on The Nasdaq Global Market under the symbol “AGLE.” On July 2, 2020 the last reported sales price for our common stock was $9.06 per share. None of the other securities we may offer are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on The Nasdaq Global Market or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “ Risk Factors” beginning on page 6 of this prospectus before investing in our securities.

Common stock, preferred stock, debt securities, warrants, subscription rights and/or units may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 14, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $400,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”

No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We do not take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.

In this prospectus, unless the context otherwise requires, the terms “Aeglea,” the “Company,” “we,” “us,” and “our” refer to Aeglea BioTherapeutics, Inc., a Delaware corporation, and its consolidated subsidiaries.

PROSPECTUS SUMMARY

This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision.

Company Overview

We are a clinical-stage biotechnology company developing a new generation of human enzyme therapeutics as innovative solutions for rare and other high-burden diseases. We believe our expertise in enzyme medicine, advanced bioengineering technology and focused approach enables us to identify and pursue opportunities to address important unmet medical needs for patient communities with few options.

We employ a distinctive, platform to fuel our innovative pipeline, which we believe reduces key risks throughout the development process and provides a greater likelihood of clinical success and commercial adoption.

We are driven by the urgent needs of patient communities who have inadequate or no therapeutic options available to address these debilitating diseases. Our purpose-driven and patient focused approach to the selection and development of novel assets into clinical evaluation is guided by defined strategic considerations:

•	Clear, urgent unmet medical need

•	Rigorous preclinical data and strong scientific rationale

•	Mechanistic opportunity to create or enhance enzymatic activity through novel engineering

•	Meaningful and sustainable commercial opportunities

•	Potential to be first in class or best in class, with little competition

Our Development Programs

Pegzilarginase in Arginase 1 Deficiency

Overview: Our lead product candidate, pegzilarginase, is a recombinant human Arginase 1 that enzymatically degrades the amino acid arginine. We engineered pegzilarginase with modifications that enhance the stability and arginine-degrading activity of the enzyme in human plasma. For Arginase 1 Deficiency, which is a rare progressive disease, we believe pegzilarginase may reduce the harmful metabolic effects caused by the accumulation of high levels of arginine and other arginine-derived metabolites.

PEACE—Global Pivotal Phase 3 Study of Pegzilarginase in Patients with Arginase 1 Deficiency: We are currently conducting our Phase 3 PEACE (Pegzilarginase Effect on Arginase 1 Deficiency Clinical Endpoints) trial to evaluate the safety and efficacy of pegzilarginase. The trial is believed to be the first-ever investigative therapy that directly addresses the high arginine levels that are believed to be the key drivers of this devastating disease for patients with Arginase 1 Deficiency. We designed the PEACE trial based on input from the FDA and EMA.

PEACE is a single, global, randomized, double-blind, placebo-controlled trial designed to assess the effects of treatment with pegzilarginase versus placebo over 24 weeks with a primary endpoint of statistically significant plasma arginine reduction from baseline. The primary endpoint assesses the effectiveness of pegzilarginase in lowering plasma arginine levels given the evidence that plasma arginine control has the potential to improve the clinical status and slow disease progression in patients with Arginase 1 Deficiency. Secondary endpoints will include clinical outcome assessments focused primarily on mobility, in addition to safety and pharmacokinetics. The pivotal trial will span approximately 10 countries and 25 to 30 clinical sites. Upon completion of the 24-week treatment period, patients may qualify to participate in a long-term extension study of pegzilarginase.

The FDA and EMA indicated that data from this PEACE trial showing plasma arginine reduction in conjunction with improvements in clinically meaningful aspects of the disease may be sufficient to support a marketing application for pegzilarginase in Arginase 1 Deficiency. Patient screening has been impacted by COVID-19, and there is uncertainty as to the cadence of screening as sites restart. Based on currently available information, we expect to complete enrollment in the PEACE trial in the third quarter of 2020 and anticipate that topline data from the PEACE trial will be available in the first quarter of 2021.

Regulatory Designations: We have obtained Orphan Drug Designation from the FDA and EMA, as well as Fast Track and Breakthrough Therapy Designations from the FDA, for pegzilarginase for the treatment of patients with Arginase 1 Deficiency. In addition, the FDA granted a Rare Pediatric Disease designation for pegzilarginase for the treatment of Arginase 1 Deficiency. This designation by the FDA confirms our eligibility to receive a Rare Pediatric Disease priority review voucher upon approval of a qualifying BLA for pegzilarginase if completed before October 1, 2022.

We met with the FDA in October 2019 to discuss the regulatory approval pathway for pegzilarginase, in a previously scheduled meeting before receiving Breakthrough Therapy Designation. The meeting provided greater clarity over several requirements to support approval through completion of the Phase 3 PEACE trial, including plans for the CMC portion of our BLA submission, immunogenicity assessments and aggregation of the safety database. We will continue to have dialog with the FDA afforded by our Fast Track, Orphan, and Breakthrough Therapy Designations.

ACN00177 in Homocystinuria

Overview: Our product candidate, ACN00177, is a novel PEGylated, or polyethylene glycol modified, human enzyme engineered to degrade free homocysteine and homocystine. We engineered ACN00177 by directed mutagenesis of amino acid residues within the active site of human cystathionine g-lyase, resulting in a molecule that has high substrate specificity for homocysteine and homocystine but not for the native substrate, cystathionine. For Homocystinuria due to cystathionine b-synthase, or CBS, enzyme deficiency, which is the most common form of an inherited disorder of methionine metabolism that results in elevated homocysteine and homocystine, we believe ACN00177 has the potential to reduce the adverse impact of CBS enzyme deficiency in the transsulfuration pathway by providing an alternate pathway for enzymatic degradation of homocystine and homocysteine to reduce the markedly elevated and harmful levels of total homocysteine, or tHcy.

Phase 1/2 Open Label Study of ACN00177 in Patients with Homocystinuria: We have initiated a Phase 1/2 clinical trial for the treatment of patients with Homocystinuria. The primary objective of the trial is to evaluate the safety and tolerability of ACN00177 in subjects with Homocystinuria due to CBS deficiency. As a secondary objective, the trial will also characterize the pharmacokinetics and pharmacodynamics relationship of ACN00177 after single and multiple doses following intravenous and subcutaneous administration, as well as the magnitude of change in plasma tHcy. In April 2020 we announced approval of our Clinical Trial Application, or CTA, by the United Kingdom’s Medicines and Healthcare Products Regulatory Agency, or MHRA, for ACN00177.

The protocol for the Phase 1/2 clinical trial requires in-person visits to clinical trial sites, which are located in areas experiencing significant impacts to their healthcare systems due to COVID-19. While we initiated the Phase 1/2 clinical trial in the second quarter of 2020, the timing of first patient dosing will depend on determinations by individual sites given COVID-19. Our priorities at this time are to avoid further overburdening hospital staff and to minimize the risk of trial participants’ exposure to COVID-19.

AEB5100 Program in Cystinuria

Cystinuria is a rare genetic disease characterized by frequent and recurrent kidney stone formation requiring multiple procedural interventions, and by an increased risk of chronic kidney disease. Cystinuria occurs due to genetic mutations in amino acid transporters that lead to increased amounts of cystine in the urine. This results in high cystine concentrations in the urine and formation of kidney stones. As such, we engineered our AEB5100 program candidate to reduce plasma cystine and cysteine levels with accompanying reductions in urine cystine concentrations as an approach to inhibit both cystine crystal and kidney stone formation. We estimate there are greater than 10,000 individuals in the global addressable market with cystinuria.

In October 2018, we presented data on an early lead molecule from our AEB5100 program demonstrating reductions in plasma and urine cystine levels, accompanied by reduced kidney stone formation in a preclinical model of cystinuria. Given the significant impact of COVID-19 on our operations and the need for focus on our pegzilarginase and ACN00177 clinical programs, we are continuing the AEB5100 program with a concentrated internal effort.

The Securities We May Offer

With this prospectus, we may offer common stock, preferred stock, debt securities, warrants, subscription rights to purchase our common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $400,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share.

Preferred Stock

We may offer shares of our preferred stock, par value $0.0001 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered.

We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.

Subscription Rights

We may offer subscription rights for the purchase of common stock, preferred stock or debt securities. We may issue subscription rights independently or together with other securities. Our board of directors will determine the terms of the subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

* * *

We were formed as a limited liability company under the laws of the State of Delaware in December 2013 and converted to a Delaware corporation in March 2015. Our principal executive offices are located at 805 Las Cimas Parkway, Suite 100, Austin, Texas 78746, and our telephone number is (512) 942-2935. We have research and development operations and corporate offices in Austin, TX.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events.

Such statements include, but are not limited to, statements regarding our future results of operations and financial position, business strategy, market size, potential growth opportunities, nonclinical and clinical development activities, efficacy and safety profile of our product candidates, potential therapeutic benefits and economic value of our product candidates, liquidity, debt financings, our ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of nonclinical studies and clinical trials, commercial collaboration with third parties, the expected impact of the COVID-19 pandemic on our operations, and the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus, in documents incorporated by reference into this prospectus or any free writing prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as those discussed in this prospectus, the documents incorporated by reference into this prospectus and any free writing prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices, 805 Las Cimas Parkway, Suite 100, Austin, TX 78746, during normal business hours.

Information about us is also available at our website at http://www.aegleabio.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 24, 2020, including certain information incorporated by reference therein from our Definitive Proxy Statement for our 2020 annual meeting of stockholders filed with the SEC on April 23, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 7, 2020;

•

our Current Reports on Form 8-K filed on January 13, 2020 as amended on January  13, 2020, April 3, 2020, April 8, 2020, April 16, 2020, April  28, 2020, May 26, 2020 and June  9, 2020 (in each case, except for information contained therein which is furnished rather than filed);

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 28, 2016 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•

filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed Aeglea BioTherapeutics, Inc., Attn: Investor Relations, 805 Las Cimas Parkway, Suite 100, Austin, Texas 78746, telephone number (512) 942-2935. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding research and development, increasing our working capital, reducing indebtedness, acquisitions or investments in businesses, products or technologies that are complementary to our own and capital expenditures. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through The Nasdaq Global Market or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•	the terms of the offer;

•	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any over-allotment or other options under which underwriters, if any, may purchase additional securities from us;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

•	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

•	any public offering price; and

•	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.0001 par value per share. The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our restated certificate of incorporation and restated bylaws, which are included as exhibits to our most recent Annual Report on Form 10-K, and to the applicable provisions of Delaware law.

As of July 2, 2020, there were 44,599,847 shares of our common stock outstanding, and no shares of preferred stock outstanding.

Common Stock

Dividend rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. For more information about our dividend policy, see “Dividends” in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference in this prospectus.

Voting rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation. Accordingly, pursuant to our restated certificate of incorporation holders of a majority of the shares of our common stock are able to elect all of our directors. Our restated certificate of incorporation establishes a classified board of directors, divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No preemptive or similar rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to receive liquidation distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Registration Rights

Pursuant to the terms of our investors’ rights agreement entered into in March 2015, as subsequently amended, certain of our stock holders are entitled to rights with respect to the registration of their shares under the Securities Act until the earliest of (a) April 12, 2021, (b) the date on which such holder ceases to hold registrable securities, or (c) such holder’s registrable securities could be sold without any restriction on volume or manner of sale in any three-month period under Rule 144 or any successor rule, as described below. We refer to these shares collectively as registrable securities.

Demand registration rights

The holders of at least 62% of the shares of common stock issued upon the conversion of Series B convertible preferred stock in connection with our initial public offering may make a written request to us for the registration of any of the registrable securities under the Securities Act. We are only required to file two registration statements that are declared effective upon exercise of these demand registration rights. We may postpone the filing of a registration statement once during any 12-month period for a total cumulative period of not more than 90 days if our board of directors determines that the filing would be seriously detrimental to us and our stockholders, provided that we do not register any securities for our own account or any other stockholder during such 90-day period.

Form S-3 registration rights

The holders of at least 20% of the outstanding shares of common stock that were issued upon the conversion of shares of preferred stock in connection with our initial public offering can request that we register all or part of their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 and if the aggregate price to the public of the shares offered is at least $1,000,000. We may postpone the filing of a registration statement on Form S-3 once during any 12-month period for a total cumulative period of not more than 90 days if our board of directors determines that the filing would be seriously detrimental to us and our stockholders, provided that we do not register any securities for our own account or any other stockholder during such 90-day period.

Piggyback registration rights

If we register any of our securities for public sale in an offering pursuant to this prospectus, holders of registrable securities will have the right to include their shares in the registration statement. However, this right does not apply to a registration relating to employee benefit plans or a registration on Form S-4 relating solely to a transaction under Rule 145 of the Securities Act. The underwriters of any underwritten offering will have the right to limit the number of shares registered by these holders if they determine that marketing factors require limitation, in which case the number of shares to be registered will be apportioned pro rata among these holders, according to the total amount of securities entitled to be included by each holder. However, the number of shares to be registered by these holders cannot be reduced below 25% of the total shares covered by the registration statement.

Expenses of registration rights

We generally will pay all expenses related to the registrations, other than underwriting discounts and commissions.

Expiration of registration rights

The registration rights described above will expire, with respect to any particular holder of these rights, on the earlier of the fifth anniversary of the closing of our initial public offering, or when that holder ceases to hold such registrable securities.

Anti-Takeover Provisions

The provisions of Delaware law, our restated certificate of incorporation and our restated bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

•

Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

The interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

At or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Restated Certificate of Incorporation and Restated Bylaw Provisions

Our restated certificate of incorporation and our restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

•

Board of Directors vacancies. Our restated certificate of incorporation and restated bylaws authorize our board of directors to fill vacant directorships, including newly created seats unless the board of directors determines that any such vacancies shall be filled by the stockholders. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•

Classified board. Our restated certificate of incorporation and restated bylaws provide that our board is classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•

Stockholder action; special meetings of stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our restated bylaws. Further, our restated bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•

Advance notice requirements for stockholder proposals and director nominations. Our restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•

No cumulative voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our restated certificate of incorporation and restated bylaws do not provide for cumulative voting.

•	Directors removed only for cause. Our restated certificate of incorporation provides that stockholders may remove directors only for cause.

•

Amendment of charter provisions. Any amendment of the above provisions in our restated certificate of incorporation requires approval by holders of at least two-thirds of our outstanding common stock, provided that if two-thirds of our board of directors approves such an amendment, then only the approval of a majority of holders is required.

•

Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by merger, tender offer, proxy contest or other means.

•

Choice of forum. Our restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our restated certificate of incorporation or our restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. In addition, our restated bylaws also provide that the federal district courts of the United States is the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

Exchange Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “AGLE.”

DESCRIPTION OF DEBT SECURITIES

General

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $400,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $400,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities that are subordinated in right of payment to certain outstanding senior indebtedness. In addition, to the extent required, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•

we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•

immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•

we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

•	to register the transfer or exchange of such debt securities;

•	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

•	to compensate and indemnify the trustee; or

•	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•

to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•

U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•

a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•

in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•

in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•

in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Fenwick & West LLP, San Francisco, California, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

10,752,688 Shares of Common Stock

Pre-Funded Warrants to Purchase 17,372,312 Shares of Common Stock

PROSPECTUS SUPPLEMENT

May 5, 2022